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                                                                       EXHIBIT 8


                   [LETTERHEAD OF MUNGER, TOLLES & OLSON LLP]






                                October 1, 2004



Berkshire Hathaway Finance Corporation
1440 Kiewit Plaza
Omaha, Nebraska 68131

Berkshire Hathaway Inc.
1440 Kiewit Plaza
Omaha, Nebraska 68131

Ladies and Gentlemen:

               We have acted as special counsel to Berkshire Hathaway Finance Corporation, a Delaware corporation (the "Corporation"), and Berkshire Hathaway Inc., a Delaware corporation ("Berkshire"), in connection with the preparation and filing of a Registration Statement on Form S-4 (the "Registration Statement") with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Act"), relating to the registration under the Act of (i) $700,000,000 aggregate principal amount of 3.40% Senior Notes Due 2007, unconditionally guaranteed by Berkshire (the "2007 Exchange Notes"), to be offered by the Corporation in exchange for a like principal amount of its issued and outstanding 3.40% Senior Notes Due 2007, unconditionally guaranteed by Berkshire (the "2007 Outstanding Notes") and (ii) $400,000,000 aggregate principal amount of 5.10% Senior Notes Due 2014, unconditionally guaranteed by Berkshire (the "2014 Exchange Notes"), to be offered by the Corporation in exchange for a like principal amount of its issued and outstanding 5.10% Senior Notes Due 2014, unconditionally guaranteed by Berkshire (the "2014 Outstanding Notes").

               We hereby confirm, based on the assumptions and subject to the qualifications and limitations set forth therein, that the statements in the section of the Registration Statement captioned "Material United States Federal Income Tax Consequences," to the extent that such


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statements constitute statements of law, reflect our opinion of the material federal income tax consequences regarding the exchange of (i) 2007 Outstanding Notes for 2007 Exchange Notes and (ii) 2014 Outstanding Notes for 2014 Exchange Notes. No opinion is expressed on matters other than those specifically referred to herein.

               We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of our name and reference to our opinion under the heading "Material United States Federal Income Tax Consequences" in the Registration Statement. In giving this consent, we do not hereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and regulations of the Commission issued thereunder.

                                               Very truly yours,

                                               /s/ MUNGER, TOLLES & OLSON LLP